UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 14, 2025

Alamo Group Inc.
(Exact name of registrant as specified in its charter)

State of Delaware	0-21220	74-1621248
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1627 E. Walnut, Seguin, Texas	78155
(Address of Registrant’s principal executive offices)	(Zip Code)

(830) 379-1480
Registrant's telephone number, including area code:

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $.10 per share	ALG	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of
1934 (§240.12b-2 of this chapter).Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On August 14, 2025, the Board of Directors of Alamo Group Inc. (the “Company”) approved the appointment of Mr. Robert P. Hureau to the position of President and Chief Executive Officer, effective September 2, 2025. Mr. Hureau, age 58, joins the Company from American Trailer World (“ATW”), a privately-held industrial manufacturer and retailer of trailers, truck equipment and aftermarket parts, where he served as Chief Executive Officer since April 2019 after having served as its Executive Vice President and Chief Financial Officer from January 2018 to April 2019. Prior to his role with ATW, Mr. Hureau held several executive positions in both private and public companies, including Executive Vice President and Chief Financial Officer of Pharmaceutical Product Development, a global clinical research organization, and Senior Vice President and Chief Financial Officer of Sensata Technologies, a global industrial manufacturer of highly engineered sensors and controls. Mr. Hureau holds a Bachelor of Science degree from Babson College and a Master of Business Administration from the F.W. Olin Graduate School of Business at Babson College.

In connection with his appointment, Mr. Hureau and the Company entered into an offer letter memorializing the terms of his compensation as Chief Executive Officer. Effective September 2, 2025, Mr. Hureau’s annual base salary will be $975,000 and he will receive a sign-on bonus of $200,000, subject to repayment in the event of certain separations prior to the one-year anniversary of his employment. Mr. Hureau will be eligible to participate in the Company’s Executive Incentive Plan (“EIP”), with a target bonus level of 110% of base salary, pro-rated for 2025. Mr. Hureau will receive a long-term equity incentive award with a target grant value of $2,500,000, half of which will be in the form of restricted stock vesting ratably over a period of three years and the other half of which will be in the form of performance share units (“PSU”) that vest (if at all) on the basis of meeting certain long-term performance goals over the January 1, 2025 through December 31, 2027 performance cycle. Under the terms of the offer letter, the Compensation Committee will recommend to the Board a long-term equity incentive award for 2026 with a target grant value equal to $3,000,000. The offer letter also provides for the reimbursement of reasonable costs associated with Mr. Hureau’s relocation, as well as up to $25,000 in reimbursements for legal expenses incurred in connection with Mr. Hureau negotiating his appointment as President and Chief Executive Officer of the Company.
In connection with his appointment, Mr. Hureau will enter into a Change in Control and Severance Agreement which provides for the following severance benefits in the event Mr. Hureau is terminated by the Company without cause or due to his resignation for good reason during the period that begins six months prior to and ends 24 months following a change in control of the Company (the “CIC Period”): (i) a cash severance payment equal to three times the sum of Mr. Hureau’s base salary and target bonus opportunity; (ii) accelerated vesting of Mr. Hureau’s outstanding time-based equity awards; and (iii) up to 18 months of healthcare reimbursements. In the event Mr. Hureau’s employment is terminated by the Company without cause or due to his resignation for good reason outside of the CIC Period, then Mr. Hureau will receive a cash severance payment equal to the sum of Mr. Hureau’s base salary and target bonus opportunity and up to 12 months of healthcare reimbursements. The benefits payable under the

Change in Control and Severance Agreement are subject to Mr. Hureau’s execution of a release of claims in favor of the Company.
The foregoing summary description of the offer letter and Change in Control and Severance Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the offer letter and Change in Control and Severance Agreement, which are filed as Exhibits 10.1 and 10.2 hereto and incorporated by reference herein.

On August 14, 2025, the Board also approved an increase in the size of the Board from eight members to nine members to appoint Mr. Hureau as a new member of the Company’s Board, effective upon Mr. Hureau’s appointment as President and Chief Executive Officer of the Company on September 2, 2025, with a term expiring at the Company’s next annual meeting of stockholders.

There are no arrangements or understandings between Mr. Hureau and any other persons pursuant to which Mr. Hureau was appointed as Chief Executive Officer of the Company or as a director of the Company. There are also no family relationships between Mr. Hureau and any director or executive officer of the Company, and he has no direct or indirect interest in any transaction or proposed transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In connection with the previously announced retirement of Mr. Jeffery A. Leonard as the President and Chief Executive Officer of the Company, and in recognition of Mr. Leonard's significant positive contributions to the Company over his many years of service, on August 14, 2025, the Board approved the acceleration of 13,806 shares of Alamo Group restricted stock previously issued by the Company to Mr. Leonard under various restricted stock award agreements. The acceleration of vesting of the stock will occur on the date of Mr. Leonard's retirement as President and Chief Executive Officer, which is scheduled to be September 1, 2025. The Board also approved, upon the recommendation of the Compensation Committee, Mr. Leonard’s continued participation in the Company’s EIP on a prorated basis for 2025, as well as Mr. Leonard’s continued participation in the ongoing eligibility to vest, on a pro-rata basis, in the PSU awards previously granted to Mr. Leonard for the 2023-2025 and 2024-2026 performance cycles, subject to the attainment of the underlying performance goals with respect to each performance cycle, resulting in Mr. Leonard’s eligibility to vest in approximately 89% of the 6,117 PSUs granted for the 2023-2025 performance cycle and approximately 56% of the 6,387 PSUs granted for the 2024-2026 performance cycle. Mr. Leonard will remain with the Company in a non-executive capacity as President Emeritus until September 19, 2025, and his compensation will remain at its current levels until his employment with the Company comes to an end on such date.

The Company’s press release announcing Mr. Hureau’s appointment is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01    Financial Statements and Exhibits
Exhibit 10.1 – Offer Letter
Exhibit 10.2 – Change in Control and Severance Agreement
Exhibit 99.1 – Press Release dated August 18, 2025
Exhibit 104 – Cover Page Interactive Data File - Inline XBRL for the cover page of this Current Report on Form 8-K

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

August 18, 2025	By: /s/ Edward T. Rizzuti
Edward T. Rizzuti,
EVP Corporate Development, Investor Relations & Secretary